Exhibit 10.2
Premier Alliance to Acquire Ecological, LLC

Adds to Premier Alliance’s portfolio of offerings;
Joseph J. Grano, Jr., named Chairman of the Board of Directors

Charlotte, NC – November 15, 2012 -- Premier Alliance Group, Inc. (OTC QB: PIMO) (“Premier Alliance” or “the Company”), today announced that it has reached a definitive agreement to acquire Ecological, LLC, a New York-based environmental sustainability company, in a cash and stock transaction.

The acquisition enables Premier Alliance, which offers clients strategic advisory, services, and solutions, to strengthen and expand their footprint within the energy and sustainability industry.  Brian King, CEO and President of Ecological, will join Premier as a member of its senior management team.

In addition, the Company announced that Joseph J. Grano, Jr., Chairman and Co-founder of Ecological, will become non-executive Chairman of the Board of Directors at Premier Alliance.  Mr. Grano, Chairman and Chief Executive Officer of Centurion Holdings, was previously the Chairman and Chief Executive Officer of UBS Financial Services (formerly UBS PaineWebber). Mr. Grano is a former Chairman of the NASD Board of Governors; member of the NASD’s Executive Committee; and was appointed in 2002 by President George W. Bush to serve as Chairman of the Homeland Security Advisory Council. He began his Wall Street career with Merrill Lynch after serving in Viet Nam as a member of the U. S. Special Forces (Green Berets).

“The acquisition of Ecological expands our offerings within our energy and sustainability solutions division,” stated Mark Elliott, Chief Executive Officer of Premier Alliance.  “New federal regulations, which take effect in 2013, mandate that many commercial buildings undertake energy benchmarking and audits.  Ecological is a leader in this area.”

“The acquisition of Ecological by Premier Alliance is a natural fit and a smart strategic alliance for both companies,” stated Mr. Grano.  “During our due diligence we were impressed by the strength of Premier Alliance’s offerings, its strong management team and outstanding Board of Directors (http://premieralliance.com/about/our-people), many of whom I have watched and admired throughout my career.  I look forward to building on the foundation Premier Alliance has established since its founding.”

About Premier Alliance Group, Inc.
Premier Alliance Group, Inc. (OTCQB: PIMO) provides Knowledge Based Expertise (“KBE”) through its strategic advisory, services, and solutions delivery capabilities.  The firm provides 360° Intelligence Delivery - a holistic approach to meet client objectives - through our Professional Services and Solutions Groups. Our focus is in the following industries today; Energy, Financial Services, Life Science and Biotechnology, Government, and Technology.  We currently have two major delivery verticals of Finance and Energy capabilities driven by increased financial regulations and energy mandates crossing many industries.  Our financial service deliveries encompass Governance, Risk & Compliance (GRC), Business Performance & Technology, and Finance & Accounting as we assist clients with Risk Management, Compliance, Mergers & Acquisitions, Organizational Effectiveness, Project Management, and Information Management. Our Energy capabilities position us as a leading provider of energy efficiency and sustainable facilities solutions. This includes the design, engineer and install of disparate solutions and technologies that enable clients to reduce their energy costs and carbon footprint. Premier Alliance is headquartered in Charlotte, NC. For more information, visit www.premieralliance.com.

Safe Harbor Statement
Certain information contained in this press release may be forward-looking. Actual results might differ materially from any forward-looking statements contained in this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of Premier Alliance Group to be materially different from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.

Investor Contact:
Alliance Advisors, LLC
Alan Sheinwald, Founder
ASheinwald@AllianceAdvisors.net
914-669-0222

Valter Pinto, Vice President
Valter@AllianceAdvisors.net
914-669-0222 x201
www.AllianceAdvisors.net